SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 26, 2008

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05     Costs Associated with Exit or Disposal Activities.

On December 26, 2008, the Company committed to a restructuring plan intended to reduce costs across its worldwide operations, and more closely align the Company’s operations with the current demand levels.  The plan primarily consists of ceasing manufacturing operations at its facility in Belleville, Canada, and reducing its worldwide employee base by a total of approximately 530 employees in the areas of manufacturing, sales and administration.  In connection with the restructuring plan, the Company expects to report a pre-tax restructuring charge in the fourth quarter of 2008 of approximately $11 million.  The expected restructuring charge is comprised of employee severance expense of approximately $8 million, impairment of assets of approximately $2.5 million, and other exit costs of approximately $0.5 million.  Approximately $8.5 million of the restructuring charge will be future cash expenditures, primarily severance expense.  The restructuring plan is expected to be completed in the first quarter of 2009, and is expected to yield annualized cost savings of approximately $30 million.

This Current Report on Form 8-K contains statements which constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include statements regarding the anticipated future charges, expenditures and savings relating to the restructuring plan described above.  In particular, all of the anticipated charges, expenditures, savings and time frame relating to the restructuring plan described above are estimates and are therefore subject to change.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2008 and Annual Report on Form 10-K for the fiscal year ended December 30, 2007, which discussion is incorporated herein by this reference.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this report and cautions readers not to place undue reliance on any such forward-looking statements.

ITEM 2.06     Material Impairments.

The Company expects to incur a non-cash charge of approximately $2.5 million in the fourth quarter of 2008 for impairment of machinery, equipment and intangible assets in connection with the restructuring plan described above in Item 2.05, primarily related to the cessation of manufacturing operations at its facility in Belleville, Canada.  Whether or not the impairment charge described herein is properly considered to be material, we have elected, in this instance, to disclose it under this Item 2.06 to all persons who might consider it to be useful for their respective purposes.  The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference in this Item 2.06.

ITEM 7.01     Regulation FD Disclosure.

A copy of the news release issued by the Company announcing the restructuring plan described above in Item 2.05 is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.  The information set forth in this Item 7.01, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01      Financial Statements And Exhibits.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Interface, Inc., dated December 30, 2008, announcing its restructuring plan (furnished pursuant to Item 7.01 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: December 30, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Interface, Inc., dated December 30, 2008, announcing its restructuring plan (furnished pursuant to Item 7.01 of this Report).